Exhibit 99.1

Media Contact:

Julie Hopkins

Medpace Holdings, Inc.

513.579.9911 x12627

j.hopkins@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2019 Results

•

Revenue of $229.9 million in the fourth quarter of 2019 increased 19.7% from revenue of $192.1 million for the comparable prior-year period, representing a backlog conversion rate of 18.7%; Full year 2019 revenue of $861.0 million increased 22.2% from full year 2018.

•

Net new business awards were $281.1 million in the fourth quarter of 2019, representing an increase of 21.6% from net new business awards of $231.2 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.22x; Full year 2019 net new business awards of $1,094.4 million increased 21.7% from the prior year.

•

Fourth quarter of 2019 GAAP net income was $29.8 million, or $0.78 per diluted share, versus GAAP net income of $22.8 million, or $0.61 per diluted share, for the comparable prior-year period. GAAP net income for the full year 2019 was $100.4 million, or $2.67 per diluted share, versus GAAP net income of $73.2 million, or $1.97 per diluted share, for the full year 2018. Net income margin was 13.0% for the fourth quarter of 2019 and 11.7% for the full year 2019.

•

EBITDA was $41.1 million for the fourth quarter of 2019, an increase of 1.2% from EBITDA of $40.7 million for the comparable prior-year period, resulting in an EBITDA margin of 17.9%. EBITDA of $149.6 million for the full year 2019 increased 6.2% from the prior year, resulting in an EBITDA margin of 17.4%.

•

Adjusted Net Income was $32.2 million, or $0.85 per diluted share, for the fourth quarter of 2019, an increase of 14.5% from the comparable prior-year period. Adjusted Net Income was $113.3 million for the full year 2019, or $3.02 per diluted share, an increase of 18.7% from the prior year.

CINCINNATI, OHIO, February 24, 2020-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Full Year 2019 Financial Results

Revenue for the three months ended December 31, 2019 increased 19.7% to $229.9 million, compared to $192.1 million for the comparable prior-year period. Revenue for the year ended December 31, 2019 increased 22.2% to $861.0 million, compared to $704.6 million for the year ended December 31, 2018. On a constant currency organic basis, revenue for the fourth quarter of 2019 increased 19.5% compared to the fourth quarter of 2018 and increased 22.4% for the year ended December 31, 2019 compared to the year ended December 31, 2018.

Backlog as of December 31, 2019 grew 21.3% to $1.3 billion from $1.1 billion as of December 31, 2018. Net new business awards were $281.1 million, representing a net book-to-bill ratio of 1.22x for the fourth quarter of 2019, as compared to $231.2 million for the comparable prior-year period. For the year ended December 31, 2019, net new business awards were $1,094.4 million, representing a net book-to-bill ratio of 1.27x, compared to $899.4 million for the year ended December 31, 2018. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the fourth quarter of 2019, total direct costs were $167.2 million, compared to total direct costs of $131.1 million in the fourth quarter of 2018. For the full year 2019, total direct costs were $615.3 million, compared to $489.1 million in the full year 2018.

Selling, general and administrative (SG&A) expenses were $21.3 million in the fourth quarter of 2019, compared to SG&A expenses of $20.6 million in the fourth quarter of 2018. For the full year 2019, SG&A expenses were $95.2 million, compared to $75.7 million for the full year 2018.

GAAP net income for the fourth quarter of 2019 was $29.8 million, or $0.78 per diluted share, versus GAAP net income of $22.8 million, or $0.61 per diluted share, for the fourth quarter of 2018. This resulted in a net income margin of 13.0% and 11.8% for the fourth quarter of 2019 and 2018, respectively. GAAP net income for the full year 2019 was $100.4 million, or $2.67 per diluted share, versus GAAP net income of $73.2 million, or $1.97 per diluted share, for the full year 2018. This resulted in a net income margin of 11.7% and 10.4% for the full year 2019 and 2018, respectively.

EBITDA for the fourth quarter of 2019 increased 1.2% to $41.1 million, or 17.9% of revenue, compared to $40.7 million, or 21.2% of revenue, for the comparable prior-year period. EBITDA for the full year 2019 increased 6.2% to $149.6 million, or 17.4% of revenue, compared to $140.9 million, or 20.0% of revenue, for the prior year. On a constant currency basis, EBITDA for the fourth quarter of 2019 increased 0.5% from the fourth quarter of 2018 and increased 4.3% for the full year 2019 compared to the full year 2018.

Adjusted Net Income for the fourth quarter of 2019 increased 14.5% to $32.2 million, compared to $28.1 million for the comparable prior-year period. Adjusted Net Income per diluted share for the fourth quarter of 2019 was $0.85, representing an increase of 11.8%, compared to Adjusted Net Income per diluted share of $0.76 for the comparable prior-year period. Adjusted Net Income for the full year 2019 increased 18.7% to $113.3 million, compared to $95.5 million for the prior year. Adjusted Net Income per diluted share for the full year 2019 was $3.02, representing an increase of 16.6%, compared to Adjusted Net Income per diluted share of $2.59 for the prior year.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share to the corresponding GAAP measures is provided below.

Share Repurchase Authorization

The Company’s Board of Directors has authorized a share repurchase program of up to $100 million of the Company’s common stock. The extent and timing of repurchases depends on market conditions, applicable regulatory requirements, and other considerations. The share repurchase program does not obligate the Company to acquire any minimum amount of common stock and the program may be modified, limited, extended, suspended or terminated at any time at the Company’s discretion. The Company currently expects that the repurchases under the program will be made in compliance with the SEC’s Rule 10b-18.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $131.9 million at December 31, 2019, and the Company generated $56.9 million in cash flow from operating activities during the fourth quarter of 2019.

Financial Guidance

The Company forecasts 2020 revenue in the range of $975.0 million to $1,005.0 million, representing growth of 13.2% to 16.7% over 2019 revenue of $861.0 million. GAAP net income for full year 2020 is forecasted in the range of $123.4 million to $127.4 million. Additionally, full year 2020 EBITDA is expected in the range of $170.0 million to $178.0 million. Based on forecasted 2020 revenue of $975.0 million to $1,005.0 million and GAAP net income of $123.4 million to $127.4 million, diluted earnings per share (GAAP) is forecasted in the range of $3.24 to $3.34. This guidance assumes a full year 2020 tax rate of 19.0% to 21.0% and does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 25, 2020, to discuss its fourth quarter and full year 2019 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 4168269.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, February 25, 2020 until 12:00 p.m. ET on Tuesday, March 10, 2020. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 4168269.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 3,500 people across 37 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential security breaches and other disruptions which could compromise our information; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles, including the impact of the changes to the revenue recognition standards; risks related to internal control over financial reporting; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 26, 2019, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, EBITDA margin, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA and EBITDA margin

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis. Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to Net income or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue, net	$229,886	$192,115	$860,969	$704,589
Operating expenses:
Direct service costs, excluding depreciation and amortization	85,484	67,945	321,006	252,284
Reimbursed out-of-pocket expenses	81,703	63,188	294,266	236,775
Total direct costs	167,187	131,133	615,272	489,059
Selling, general and administrative	21,261	20,569	95,245	75,681
Depreciation	2,325	2,357	8,360	9,240
Amortization	2,995	7,390	14,829	29,561
Total operating expenses	193,768	161,449	733,706	603,541
Income from operations	36,118	30,666	127,263	101,048
Other income (expense), net:
Miscellaneous (expense) income, net	(289)	253	(863)	1,060
Interest income (expense), net	388	(1,599)	(1,568)	(8,157)
Total other income (expense), net	99	(1,346)	(2,431)	(7,097)
Income before income taxes	36,217	29,320	124,832	93,951
Income tax provision	6,404	6,559	24,389	20,766
Net income	$29,813	$22,761	$100,443	$73,185
Net income per share attributable to common shareholders:
Basic	$0.82	$0.64	$2.79	$2.05
Diluted	$0.78	$0.61	$2.67	$1.97
Weighted average common shares outstanding:
Basic	36,042	35,612	35,881	35,547
Diluted	37,928	37,198	37,576	36,912

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)	As Of
	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$131,920	$23,275
Restricted cash	-	7
Accounts receivable and unbilled, net	155,662	133,449
Prepaid expenses and other current assets	29,446	21,383
Total current assets	317,028	178,114
Property and equipment, net	47,292	52,255
Operating lease right-of-use assets	52,152	-
Goodwill	662,396	660,981
Intangible assets, net	54,350	69,179
Deferred income taxes	376	713
Other assets	9,477	6,691
Total assets	$1,143,071	$967,933
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,404	$16,737
Accrued expenses	109,252	87,493
Advanced billings	192,359	147,935
Other current liabilities	18,987	4,861
Total current liabilities	343,002	257,026
Long-term debt, net, less current portion	-	79,721
Operating lease liabilities	45,212	-
Deemed landlord liability, less current portion	-	24,484
Deferred income tax liability	12,849	439
Other long-term liabilities	15,725	16,560
Total liabilities	416,788	378,230
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2019 and 2018, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2019 and 2018, respectively; 36,065,278 and 35,665,910 shares issued and outstanding at December 31, 2019 and 2018, respectively	360	356
Treasury stock - 200,000 shares at December 31, 2019 and 2018, respectively	(6,030)	(6,030)
Additional paid-in capital	666,585	639,381
Retained earnings (accumulated deficit)	68,109	(41,487)
Accumulated other comprehensive loss	(2,741)	(2,517)
Total shareholders’ equity	726,283	589,703
Total liabilities and shareholders’ equity	$1,143,071	$967,933

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$100,443	$73,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,360	9,240
Amortization	14,829	29,561
Stock-based compensation expense	20,741	6,499
Amortization of debt issuance costs and discount	954	615
Noncash lease expense	9,949	-
Deferred income tax provision	10,050	3,942
Amortization and adjustment of deferred credit	(801)	(7,712)
Other	1,754	1,653
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(21,256)	(27,047)
Prepaid expenses and other current assets	(7,381)	(1,241)
Accounts payable	4,730	1,342
Accrued expenses	21,824	29,029
Advanced billings	44,584	35,593
Lease liabilities	(9,034)	-
Other assets and liabilities, net	2,121	1,925
Net cash provided by operating activities	201,867	156,584
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(17,912)	(16,024)
Other	(1,232)	(949)
Net cash used in investing activities	(19,144)	(16,973)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	6,520	2,489
Payment of debt	(80,438)	(72,188)
Payments on revolving loan	-	(70,000)
Payment of deemed landlord liability	-	(1,881)
Net cash used in financing activities	(73,918)	(141,580)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(167)	(1,241)
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	108,638	(3,210)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	23,282	26,492
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$131,920	$23,282

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$29,813	$22,761	$100,443	$73,185
Interest (income) expense, net	(388)	1,599	1,568	8,157
Income tax provision	6,404	6,559	24,389	20,766
Depreciation	2,325	2,357	8,360	9,240
Amortization	2,995	7,390	14,829	29,561
EBITDA (Non-GAAP)	$41,149	$40,666	$149,589	$140,909
Net income margin (GAAP)	13.0%	11.8%	11.7%	10.4%
EBITDA margin (Non-GAAP)	17.9%	21.2%	17.4%	20.0%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income (GAAP)	$29,813	$22,761	$100,443	$73,185
Amortization	2,995	7,390	14,829	29,561
Corporate campus lease payments - principal portion (a)	-	(494)	-	(1,881)
Other transaction expenses (c)	-	-	-	726
Deferred financing fees (b)	-	144	1,650	615
Income tax effect of adjustments (d)	(629)	(1,619)	(3,618)	(6,675)
Tax reform adjustments (e)	-	(69)	-	(69)
Adjusted net income (Non-GAAP)	$32,179	$28,113	$113,304	$95,462

Net income per diluted share (GAAP)	$0.78	$0.61	$2.67	$1.97
Adjusted net income per diluted share (Non-GAAP)	$0.85	$0.76	$3.02	$2.59
Diluted average common shares outstanding	37,928	37,198	37,576	36,912

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

FY 2020 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2020		Forecast 2020
	Net Income		Diluted Earnings Per Share
	Low	High	Low	High
Net income and diluted earnings per share (GAAP)	$123.4	$127.4	$3.24	$3.34
Amortization	7.9	7.9
Depreciation	11.4	11.4
Income tax provision	29.6	33.6
Interest income, net	(2.3)	(2.3)
EBITDA (Non-GAAP)	$170.0	$178.0

(a)

Represents cash rental payments on two corporate headquarter buildings that were accounted for as deemed assets and subject to depreciation expense over the life of the lease. Payments made for these leases were accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting. The interest portion of these payments was included in net cash provided by operating activities in our statement of cash flows. The principal portion was reflected as a financing activity in our statement of cash flows. These adjustments for purposes of arriving at Adjusted Net Income had the effect of presenting these leases consistently with all other office lease rentals that we have globally. As of January 1, 2019, we converted these buildings from deemed assets and liabilities to operating leases due to the adoption of ASC 842. Therefore, we no longer have the adjustment.

(b)	Represents amortization of the discount and issuance costs deferred on the consolidated balance sheets associated with the issuance of the Senior Secured Credit Facility.
(c)	Represents advisory costs and other fees incurred in connection with the follow-on offerings related to the 2017 S-3 registration statement.
(d)	Represents the tax effect of the total adjustments at 23% for 2018. Fourth quarter of 2019 is reflective of an estimated effective tax rate of 21%.
(e)	Consists of a one-time adjustment due to the finalization of U.S. federal tax reform.